Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-214960 and 333-196200) and in the  Registration Statements on Form S-8 (Nos. 333-214958 and 333-171779) of Gold Resource Corporation (the "Company") of our report dated February 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2018, which appears in this Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 26, 2019